Exhibit 10.1

***Certain identified information has been excluded from this exhibit because it is both not material and is the type that Surf Air Mobility Inc. treats as private or confidential.***

Surf Air Mobility Inc. (SRFM)

(NYSE)

December 21, 2023

MANDATORY CONVERTIBLE DEBENTURE

I. Proceeds: US$35,200,000, comprised of the following:

i.
Cancellation of 1,000,000 shares of Surf Air Mobility Inc. (“Company”) common stock (SRFM) purchased by Holder on 7/27/23; Company retains $25,000,000 cash proceeds;

ii.
Cancellation of 1,300,000 SRFM shares (Commitment Shares) delivered to Holder on 7/27/23;

iii.
Cancellation of 4,000,000 SRFM shares (Commitment Fee) delivered to Holder on 9/29/23;

iv.
Cancellation of Company’s 9/19/23 Draw Down Request; Company retains $2,700,000 cash proceeds paid to Company by Holder on 12/19/23; and

v.
Cancellation of Company’s 9/27/23 Committed Draw Down Request; Company retains $7,500,000 cash proceeds paid to Company by Holder in two tranches on 9/29/23 and 10/3/23.

II. Security: Mandatory Convertible Debenture (“Securities”)

III. Term: Five (5) years (“Maturity”)

IV. Coupon: 0.0% -- Payable in [cash or] SRFM shares at the time of conversion.

V. Issue Price: Par

VI. Conversion Rights:

A. Holder The Holder may convert the Securities into SRFM shares (“Conversion Shares”) immediately at the lesser of:

i.
US$4.45 (“Fixed Conversion Price”); or
ii.
one hundred percent (100%) of the volume weighted average price for SRFM shares for the twenty (20) trading days immediately preceding conversion (“Floating Conversion Price”).

B. Mandatory At maturity the Securities convert automatically into Conversion Shares at the lesser of the Fixed Conversion Price or the Floating Conversion Price.

VII. Selling Restrictions: For so long as Holder continues to hold Conversion Shares, (i) Holder shall not enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of SRFM shares and (ii) Holder agrees to restrict the volume of sales of Conversion Shares to no more than 10% of the average daily trading volume of SRFM shares for the previous 30 days.

VIII. Voting Rights: None until conversion

IX. Dilution Provision: Securities convert into a maximum of 8,000,000 Conversion Shares [based on US$4.45 per share] (“Maximum Conversion”). Upon Maximum Conversion, the Company has the option to:

i) Increase Maximum Conversion

ii) Redeem any excess Securities at one hundred and fifteen percent (115%) of Par Value plus accrued Dividends.

X. Registration: The Company shall cause to be registered on Form S-1 or S-3 (including an amendment of an existing registration statement, if possible) for resale by Holder the Maximum Conversion (as the same may be increased pursuant to Section XI(i) above).

XI. Redemption Rights: At any time, the Company may, upon no less than thirty (30) business days’ notice, redeem the Securities at one hundred and fifteen percent (115%) of par.

XII. [•]

XIII. Share Subscription Facility: For the avoidance of doubt, upon the closing of the issuance of the Securities, the Company’s 9/19/23 Draw Down Request and 9/27/23 Committed Draw Down Request shall have been cancelled, and the Company shall have the right to sell to Holder up to $100,000,000 (less the December Advance) of SRFM shares pursuant to Committed Draw Downs and up to $300,000,000 of SRFM shares pursuant to Draw Downs pursuant to the Share Subscription Facility.

Initial: /

December 21, 2023

This Term Sheet contains an outline of the terms of the proposed transaction and is binding on the parties. After execution of this Term Sheet, the parties will negotiate and execute one or more definitive agreements to fully implement the terms contained herein.

AGREED AND ACCEPTED:

GEM Global Yield LLC SCS

By: /s/ Christopher F. Brown

Name: Mr. Christopher F. Brown

Title: Manager

AGREED AND ACCEPTED:

Surf Air Mobility Inc.

By: /s/ Sudhin Shahani

Name: Mr. Sudhin Shahani

Title: Co-Founder

Initial: /